As filed with the Securities and Exchange Commission on August 13, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIGENE LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	22-2328609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

81 FULTON STREET
BOONTON, NEW JERSEY 07005
(Address, including zip code, of registrant’s principal executive offices)

2006 STOCK-BASED INCENTIVE COMPENSATION PLAN
(Full title of the plan)

William J. Steinhauer Vice President of Finance Unigene Laboratories, Inc 81 Fulton Street Boonton, New Jersey 07005 (973) 265-1100	Copy to: James J. Marino, Esq Dechert LLP 902 Carnegie Center, Suite 500 Princeton, NJ 08540-6531 (609) 955-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	5,000,000 shares	$0.585	$2,925,000	$208.55

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $.01 per share, of the registrant (the “Common Stock”) which become issuable under the Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)
A maximum offering price of $0.585 was estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, based upon the average high and low prices of Common Stock on August 11, 2010, as reported on the NASDAQ Over The Counter Bulletin Board.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 of the Registrant relating to the Plan is effective. The original registration statement on Form S-8 for the Plan (File No. 333-137682) registered 3,000,000 shares of Common Stock and the registration statement on Form S-8 for the Plan (File No. 333-161364) registered an additional 2,000,000 shares of Common Stock. This registration statement registers an additional 5,000,000 shares of Common Stock under the Plan.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the registration statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 29, 2006 (File No. 333-137682) and on August 14, 2009 (File No. 333-161364) in connection with the Plan.

ITEM 8.	EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

23.2	Consent of Grant Thornton LLP

23.3	Consent of Ernst & Young LLP

24	Power of Attorney (included in signature page to the registration statement)

ITEM 9.	UNDERTAKINGS.

(a)	Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Undertakings required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boonton, State of New Jersey, on the 13th day of August, 2010.

UNIGENE LABORATORIES, INC.
(Registrant)

By:	/s/ Ashleigh Palmer
Ashleigh Palmer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ashleigh Palmer and William Steinhauer, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and other governmental authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ashleigh Palmer	President, Chief Executive Officer	August 13, 2010
Asleigh Palmer	and Director (principal executive officer)

/s/ William Steinhauer	Vice President of Finance	August 13, 2010
William Steinhauer	(principal financial and accounting officer)

/s/ Allen Bloom	Director	August 13, 2010
Allen Bloom

/s/ Zvi Eiref	Director	August 13, 2010
Zvi Eiref

	Director	August 13, 2010
Richard Levy

	Director	August 13, 2010
Warren P. Levy

/s/ Marvin L. Miller	Director	August 13, 2010
Marvin L. Miller

/s/ Bruce Morra	Director	August 13, 2010
Bruce Morra

/s/ Peter Slusser	Director	August 13, 2010
Peter Slusser

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION	REFERENCE
5.1	Opinion of Dechert	Filed herewith

23.1	Consent of Dechert	Included in Exhibit 5.1

23.2	Consent of Grant Thornton LLP	Filed herewith

23.3	Consent of Ernst & Young LLP	Filed herewith

24	Power of Attorney	Included on signature page